SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 26, 2002

GenCorp Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-01520	34-0244000

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of Principal Executive Offices)	(Zip Code)

P.O. Box 537012, Sacramento, California	95853-7012

(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code (916) 355-4000

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EX-99.1 Press Release Dated 08/26/02

Item 5. Other Events

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is the text of the registrant’s press release which was issued on August 26, 2002.

Exhibit 99.1 is a GenCorp Inc. press release dated August 26, 2002, in which GenCorp Inc. announced that its subsidiary, Aerojet-General Corporation, signed an agreement to acquire the assets of General Dynamics’ Ordnance and Tactical Systems Space Propulsion and Fire Suppression business. The cost of the acquisition, approximately $90 million in cash, will be financed using debt and is expected to be slightly accretive to GenCorp’s 2003 earnings. The acquired business’ net sales for 2002 are expected to be approximately $60 million. The transaction is projected to close in the fourth quarter of this year, subject to receipt of standard regulatory approvals.

Item 7. Exhibits

Table		Exhibit
Item No.	Exhibit Description	Number

99	GenCorp Inc.’s press release dated August 26, 2002, which announced that its subsidiary, Aerojet-General Corporation, signed an agreement to acquire the assets of General Dynamics’ Ordnance and Tactical Systems Space Propulsion and Fire Suppression business	99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENCORP INC.

By: /s/ William R. Phillips

Name: William R. Phillips
Title: Senior Vice President, Law;
General Counsel and Secretary
Dated:	August 27, 2002